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                                                                   EXHIBIT 10.30


                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT ("Agreement") is made and given this 22nd day of October, 1996, by 353 MYERS AVENUE LIMITED DEBTOR, a Minnesota limited partnership ("Debtor"), whose post office address is 9855 West 78th Street, Suite 220, Eden Prairie, Minnesota 55344 to MILLER & SCHROEDER INVESTMENTS CORPORATION, a Minnesota corporation ("Secured Party"), whose post office address is 300 Pillsbury Center, 220 South Sixth Street, Minneapolis, Minnesota 55402.

                        PRELIMINARY STATEMENT OF FACTS:

     A. National Gaming Companies, Inc., a Minnesota corporation ("Borrower") is the owner of certain parcels of real estate situate in City of Cripple Creek, County of Teller, State of Colorado all as more fully described in Exhibit "A" attached hereto.

     B. Debtor is the owner of an additional parcel of land also situate in the City of Cripple Creek, County of Teller, State of Colorado as described in Exhibit "A" on which land there is located improvements which are operated as a gaming casino commonly known as the "Jubilee Casino" ("Casino"). The other parcels owned by the Borrower provide parking and other facilities for use by the Casino. As used in this Agreement the term "Premises" includes all of real property and improvements thereon described in Exhibit "A" attached ("Premises").

     C. The Borrower is a limited partner of the Debtor holding a 97.165647% interest in the Debtor. Cripple Creek Corporation, a Minnesota corporation, is also a partner of the Debtor and holds a 2% interest as general partner and holds the remaining percentage interest of the Debtor as a limited partner.

     D. The Secured Party is making a loan to the Borrower in the amount of up to Three Million Five Hundred Sixty-Four Thousand and no/100 Dollars ($3,564,000.00) ("Loan") the proceeds of which are being used to among other things reimburse the Borrower for costs of acquiring its interest in the Debtor, the stock of Cripple Creek Corporation, the Premises, to retire existing indebtedness of the Debtor, to pay off short term debt of the Debtor, to cover future development costs and to fund various reserves required by the Secured Party.

     E. In order to assure the payment to the Secured Party of the Loan the Borrower will execute and deliver to the Secured Party its Promissory Note to be dated of even date herewith in the principal amount of the Loan ("Note") and the Borrower and Debtor are executing and delivery to the Public Trustee of the County of Teller, Colorado their Deed of Trust and Security Agreement and Fixture Financing Statement of even date herewith conveying in trust for the benefit of Secured Party the Premises (the "Deed of Trust") and other security instruments ("Other Security Instruments").






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     F. The Note, Deed of Trust and Other Security Instruments are herein sometimes collectively referred to as the "Loan Documents".

     G. The Undersigned are either shareholders of the Debtor and/or National Lodgings, Inc., or are benefited by the Loan, and each is financially interested in the Casino.

     H. The Loan and all sums due and payable under the Note, the Deed of Trust and this Assignment are herein sometimes referred to as the "Indebtedness Secured Hereby".

     I. As a condition to the making of the Loan the Undersigned has required that the Debtor execute and deliver its Guaranty of the Loan guarantying to Secured Party the due and prompt payment of the Note and performance and observance of the terms and conditions of the Deed of Trust and other security documents ("Guaranty").

     J. In order to induce the Secured Party to make the Loan and accept the Guaranty the Secured Party requires that the Debtor grant a security interest to the Secured Party in the Collateral as set forth in this Agreement.

     NOW THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration receipt and sufficiency of which is hereby acknowledged and in order to induce the Secured Party to disburse the Loan:

     1. Security Interest. The Debtor grants to Secured Party a security interest in and to all of the following, to wit ("Collateral"):

          a. ACCOUNTS. All Accounts now owned or hereafter acquired by the Debtor and, which in any event, includes, without limitation, (i) all accounts receivable, book debts and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to the Debtor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by the Debtor, or from any other transaction, whether or not the same involves the sale of goods or services by the Debtor (including, without limitation, any such obligation which might be characterized as an account or contract right under the UCC), (ii) all of the Debtor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the Debtor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, repletion, reclamation and stoppage in transmit and rights to returned, reclaimed or repossessed goods), (iii) all moneys due or to become due to the Debtor under all contracts for the sale of goods or the performance of services or both by the Debtor (whether or not yet earned by performance on the part of the Debtor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and (iv) all collateral security and guarantees of any kind given by any person with respect to any of the foregoing, and

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          b.   INCOME.  All income derived from the operations conducted in the
     Casino including all cash, all bank accounts and all payments from any consumer credit/charge card organization, whether or not now existing or owed or hereinafter credited or owed, and all proceeds of the foregoing, whether cash or non-cash, and

          c. COMPUTER HARDWARE AND SOFTWARE. All computer hardware and software and which in any event includes (i) all computer and other electronic data processing hardware, whether now owned, licensed or leased or hereafter acquired by the Debtor, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs, whether now owned, licensed or leased or hereafter acquired by the Debtor, designed for use on the computers and electronic data processing hardware described in clause (i) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) all firmware associated therewith, whether now owned, licensed or leased or hereafter acquired by the Debtor including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes; (iv) all documentation for such hardware, software and firmware described in the preceding clauses (i), (ii) and (iii) above, and (v) all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or modern conversions of any of the foregoing; whether now owned, licensed or leased or hereafter acquired by the Debtor.

          d. CONTRACTS. All Contracts, undertakings or other agreements in or under which the Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof, and

          e. EQUIPMENT. All Equipment whether now owned, licensed or leased or hereafter acquired by the Debtor and, which in any event, includes, without limitation, (i) all equipment and fixtures of every kind and nature owned by Debtor used in connection with the gaming operations in the Casino included but not limited to all gaming tables, slot machines, computerized games and other electronic equipment, (ii) tables, chairs, booths, bar equipment, utensils, food service equipment, all equipment used in preparing food for use in the Casino, freezers, refrigerators, dishwashers, ice machines and entertainment equipment; (iii) all televisions, radios, cabling, phone and communications systems, and wiring, cash registers, office equipment, coin wrappers, and the like used in operating the Casino
     (iv) all ground keeping lawn sprinklers and lawn maintenance systems owned by Debtor; (v) all

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     vehicles used in the Casino operations including courtesy vans and courtesy cars; (vi) all food stock, liquor and inventory on hand or on order for the food and beverage service provided in the Casino; (vii) all cleaning supplies and equipment; (viii) all convenience items furnished to guests of the Casino; and all stationery, brochures, booklets, written materials and writing supplies furnished or made available to the guests of the Casino,
     (ix) all of the furniture, fixtures and equipment owned by Debtor used in the operation of the Premises as a gaming casino including but not limited to all carpeting, floor coverings, draperies, curtains, lamps, beds, mattresses, box springs, towels, linens, chests, chairs, lobby furniture and other furniture used in the operation of the Casino, (x) all security systems, cameras, monitors, security devices and wiring, and (xi) all other machinery, equipment, furnishings, fixtures, vehicles, computers and other electronic data-processing and office equipment and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, and

          f. GENERAL INTANGIBLES. All General Intangibles now owned, licensed or leased, or hereafter acquired by the Debtor and, which in any event, includes, without limitation, customer lists, trademarks, patents, rights in intellectual property, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, rights of indemnification, all right, title and interest which the Debtor may now or hereafter have in or under any Contract, and now owned or hereafter acquired by the Debtor, all licenses and permits used, useful or necessary in the operation of the Casino, all liquor licenses, gaming licenses, elevator permits, beverage and food licenses, all right and interest and into the use of the name and logo "Jubilee Casino" and "Jubilee Casino and Old Homestead" and all derivatives thereof, all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating, or referring to any of the foregoing, and

          g. INSURANCE PROCEEDS AND AWARDS. All awards, payments, proceeds now or hereafter obtainable by Debtor under any policy of insurance insuring the Premises including but not limited to the proceeds of casualty insurance, title insurance, business interruption/rents insurance or other insurance maintained with respect to the Premises whether by Debtor or otherwise, and

          h. RENTS, INCOME, LEASES AND PROFITS. All rents, income, contract rights, leases and profits now due or which may hereafter become due under or by virtue of any lease, license or agreement, whether written or verbal, for the use or occupancy of the Premises or any part thereof together with all tenant security deposits, and


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          i.   CONDEMNATION AWARDS.  All awards, compensation and settlements in lieu thereof made as a result of the taking by power of eminent domain of the whole or any part of the Premises, including any awards for damages sustained to the Premises, for a temporary taking, change of grade of streets or taking of access; and

          j. INVENTORY. All inventory of Debtor, whether now owned or hereafter acquired and wherever located.

Together with improvements, accessions, appurtenances, substitutions and replacements thereof, insurance proceeds and condemnation awards payable therefrom together with all proceeds and products thereof and all rights thereto now or hereafter existing.

     2. Representations and Warranties. Debtor warrants and represents to Secured Party that:

          a. Debtor is the true and lawful owner of the Collateral free and clear from any and all liens, security interest, encumbrances or other rights, title or interest of any other person, firm or corporation;

          b. the Debtor shall defend the Collateral against all claims and demands of all or any other persons at any time claiming the same or any interest therein adverse to Secured Party;

          c. there are no actions at law, suits in equity, or proceedings before any governmental agency, commission, bureau or tribunal or any arbitration proceedings that if adversely determined would adversely affect the present condition, financial or otherwise, of the Collateral or would adversely affect the right of the Debtor to pledge and assign all or any part of the Collateral or rights and security afforded Secured Party hereunder;

          d. The Collateral is used in or for the business of operating the Casino and all Collateral will be located at the Casino.

          e. Debtor will keep the Collateral insured at all times against loss by fire and/or other hazards concerning which, in the judgment of the Secured Party, insurance protection is reasonably necessary, in a company or companies satisfactory to the Secured Party and in amounts sufficient to protect Secured Party against loss or damage to said Collateral and will pay the premiums therefor; that such policy or policies of insurance will be delivered to and held by the Secured Party, together with loss payable clauses in favor of the Secured Party as its interest may appear, in form satisfactory to the Secured Party; and Secured Party may act as attorney for Debtor in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts.


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          f.   Debtor will keep the Collateral in good condition and repair, reasonable wear and tear excepted, and will permit Secured Party to enter upon any lands owned, leased or otherwise controlled by the Debtor at reasonable times for the purpose of examining the Collateral.

          g. Debtor will pay as part of the debt hereby secured all amounts, including reasonable attorneys' fees and legal expenses, with interest thereon, paid by Secured Party (a) for taxes, levies, insurance, repairs to, or maintenance of the Collateral, and (b) in taking possession of, disposing of or preserving the Collateral after any default hereinafter described.

          h. Debtor will immediately notify Secured Party of any change in Debtor's principal office or place of business.

          i. Debtor will not without the prior written consent of Secured Party (a) permit any liens or security interests (other than the security interest granted hereby) to attach to any of the Collateral; (b) permit any of the Collateral to be levied upon or attached by legal process; (c) sell or offer to sell or otherwise transfer the Collateral; (d) do or permit anything to be done that may impair the value of the Collateral; or (e) remove or permit the Collateral to be removed from the Collateral.

          j. No part of the Collateral are or shall become fixtures. Notwithstanding and not in derogation of the foregoing, if any of the Collateral is or is to become a fixture, Debtor agrees to furnish Secured Party, at its request, with a statement or statements signed by all persons who have or claim an interest in the real estate concerned, which statements shall provide that the signer consents to the security interest created hereby and disclaims any interest in the Collateral as fixtures.

          k. No financing statement covering any of the Collateral is on file in any public office, and at request of Secured Party, Debtor will join with Secured Party in executing one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to Secured Party and will pay the cost of filing the same in all public offices wherever filing is deemed necessary or desirable by Secured Party.

     3. UCC Law. This Agreement constitutes a Security Agreement under the Uniform Commercial Code of the State of Colorado (the "Code") and shall be governed by the Code.

     4. Event of Default. An event of default ("Event of Default") shall occur hereunder upon any of the following:

          a. failure to comply with any of the provisions of the Note including without limitation the failure to make any payment of principal or interest on the Note when and as the same becomes due (whether at the stated maturity or at a date fixed for any installment payment or any accelerated payment date or otherwise); or


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          b.   failure to pay when due any other Indebtedness Secured Hereby; or

          c. an Event of Default as defined therein shall occur under any of the Loan Document; or

          d. Debtor or its general partner shall fail to pay its debts as they become due, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing, or shall become "insolvent" as that term is generally defined under the Federal Bankruptcy Code, or shall in any involuntary bankruptcy case commenced against it file an answer admitting insolvency or inability to pay its debts as they become due, or shall fail to obtain a dismissal of such case within sixty (60) days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or be adjudged a bankrupt or insolvent, or shall have a custodian, trustee or receiver appointed for, or have any court take jurisdiction of its property, or any part thereof, in any proceeding for the purpose of reorganization, arrangement, dissolution or liquidation, and such custodian, trustee or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated or stayed within sixty (60) days of the appointment; or

          e. any material representation or warranty made by either Debtor herein, in the Note, any Loan Documents or in any other instrument given as security for the Note shall be false, breached or dishonored; or

          f. Debtor shall be dissolved, liquidated or wound up or shall fail to maintain its partnership existence; or

          g. the general partner of the Debtor shall be dissolved, liquidated or wound up or shall fail to maintain its corporate existence.

     5. Remedies. Upon the occurrence of an Event of Default, the Secured Party may without demand, advertisement or notice of any kind (except such notice as may be required under the Code) and all of which are, to the extent permitted by law, hereby expressly waived:

          a. exercise any of the remedies available to a secured party under the Code;

          b. proceed immediately to exercise each and all of the powers, rights, and privileges reserved or granted to Secured Party hereunder and under the Note, and the Loan Documents;



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          c. proceed to protect and enforce this Agreement by suits or proceedings or otherwise, and for the enforcement of any other legal or equity available to Secured Party;

          d. Realize upon the Collateral and hold, own or dispose of the same as its own property.

     Debtor agrees in the event of a default, to make the Collateral available to Secured Party at a place to be designated by Secured Party which is reasonably convenient and authorizes Secured Party to enter the Premises to assemble, possess, store and sell the Collateral. Debtor further agrees to pay all costs and expenses of Secured Party, including reasonable attorneys' fees, in the enforcement of any of Secured Party's rights. If any notice of sale, disposition or other intended action by Secured Party is required by laws to be given to Debtor, such notice shall be deemed reasonably and properly given if mailed to Debtor at the address specified above, or at such other address of Debtor as may be shown on Secured Party's records, at least ten (10) days before such sale, disposition or other intended action. Waiver of any default hereunder by Secured Party shall not be waiver of any other default or of a same default on a later occasion. No delay or failure by Secured Party to exercise any right or remedy shall be a waiver of such right or remedy and no single or partial exercise by Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy at any other time.

     6. Rights Reserved. Unless an Event of Default shall have occurred and be continuing the Debtor shall be entitled to utilize the Collateral for its use in the operation of the Project. The Debtor shall be permitted to use the Cash in the operations of the Casino in the ordinary and prudent course of business.


     7. Further Instruments. Debtor agrees to execute such financing statements as may be required under the Code to perfect the security interest hereunder and shall from time to time at its expense execute and deliver such assignments and endorsements and file such additional financing statements as may be required to create and continue to perfect the security interest intended to be created herein. Debtor hereby authorizes Secured Party at Debtor's expense, to do all acts and things which Secured Party may deem necessary to perfect and continue perfected the security interest created by this security agreement and to protect the Collateral.

     8. Controlling Law. Notwithstanding the place of execution of this instrument, the parties to this instrument have contracted for Colorado law to govern this instrument and it is controllingly agreed that this instrument is made pursuant to and shall be construed and governed by the laws of the State of Colorado without regard to the principles of conflicts of law.

     9. Consent to Jurisdiction. The Debtor submit(s) and consent(s) to personal jurisdiction of the Courts of the State of Minnesota and Courts of the United States of America sitting in such State for the enforcement of this instrument and waive(s) any and


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all personal rights under the laws of any state or the United States of America to object to jurisdiction in the State of Minnesota. Litigation may be commenced in any state court of general jurisdiction for the State of Minnesota or the United States District Court located in that state, at the election of the Secured Party. Nothing contained herein shall prevent Secured Party from bringing any action against any other party or exercising any rights against any security given to Secured Party, or against the Debtor personally, or against any property of the Debtor, within any other state. Commencement of any such action or proceeding in any other state shall not constitute a waiver of consent to jurisdiction or of the submission made by the Debtor to personal jurisdiction within the State of Minnesota.

     10. Notices. Any notices and other communications permitted or required by the provisions of this Agreement (except for telephonic notices expressly permitted) shall be in writing and shall be deemed to have been properly given or served by depositing the same with the United States Postal Service, or any official successor thereto, designated as Registered or Certified Mail, Return Receipt Requested, bearing adequate postage, or delivery by reputable private carrier such as Federal Express, Airborne, DHL or similar overnight delivery service, and addressed as hereinafter provided. Each such notice shall be effective upon being deposited as aforesaid. The time period within which a response to any such notice must be given, however, shall commence to run from the date of receipt of the notice by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice sent. By giving to the other party hereto at least ten (10) days' notice thereof, either party hereto shall have the right from time to time and at any time during the term of this Agreement to change its address and shall have the right to specify as its address any other address within the United States of America.

     Each notice to Secured Party shall be addressed as follows:

         Miller & Schroeder Investments Corporation
         300 Pillsbury Center
         220 South Sixth Street
         Minneapolis, Minnesota  55402
         Attn:  Vice President - Mortgage Loans

     Each notice to Debtor shall be addressed as follows:

         353 Myers Avenue Limited Partnership
         9855 West 78th Street, Suite 220
         Eden Prairie, Minnesota  55344

     11. Successors and Assigns. This Security Agreement and each and every covenant and agreement and other provisions hereunder shall be binding upon the Debtor and its successors and assigns and shall inure to the benefit of Secured Party and its successors and assigns.


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     12.  Invalid Provisions.  Any enforceability or invalidity of any provisions hereof shall not render any other provision or provisions herein contained unenforceable or invalid.

     13. Time of Essence.  Time is of the essence of this Agreement.

     IN FURTHERANCE WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

                                  353 MYERS AVENUE LIMITED
                                  PARTNERSHIP, a Minnesota limited partnership

                                  By: CRIPPLE CREEK CORPORATION, a
                                      Minnesota corporation, its general partner

                                        By: /s/ Robert J. Swenson
                                            -------------------------
                                        Its:  President
                                            ---------------






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                                  EXHIBIT "A"

                            Description of Premises



PARCEL 1A:

     Lots 34 through 36,
     Block 22,
     FREMONT (now Cripple Creek);

PARCEL 1B:

     Lots 37 through 40,
     Block 22,
     FREMONT (now Cripple Creek);

PARCEL 2:

     Lots 11 and 31R,
     (Lot 31R being formerly known as Lots 31, 32 and 33),
     Block 22,
     FREMONT (now Cripple Creek),
     according to the original plat as modified by the Subdivision Exemption Plat recorded September 12, 1991 in Plat Book L Page 13;
PARCEL 3:

     Lots 28, 29, and 30,
     Block 22,
     FREMONT (now Cripple Creek);

PARCEL 4:

     The Surface only of
     Lots 1 through 15,
     Block 26,
     FREMONT (now Cripple Creek);

PARCEL 5:

     Lots 1 through 13,
     Block 1,
     ARCADIA HEIGHTS ADDITION TO THE CITY OF CRIPPLE CREEK;

                                     A-1

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      NOTE: The North 1/2 of Warren Avenue lying Easterly of Fourth
            Street and Westerly of the Midland Terminal Railway Right of Way appears to have been vacated and probably should be included in any legal documents.

All in Teller County, Colorado.






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